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                                                                EXHIBIT (21)O.
                                                                (ITEM 601(21))

                            SUBSIDIARIES OF THE REGISTRANT


                                                   JURISDICTION
                                                         OF
SUBSIDIARY                                         INCORPORATION

Hach Europe, S.A./N.V.                                Belgium

Hach (Barbados) FSC, Inc.                             Barbados

Hach Sales & Service Canada Ltd.                      Canada